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                                                                Exhibit 10.10



              AMENDMENT NO. 1 TO CORN PRODUCTS INTERNATIONAL, INC.
                          EXECUTIVE SEVERANCE AGREEMENT


         Amendment No. 1, dated as of March 1, 2001 (this "Amendment"), to Agreement made as of _________, ____ (the "Severance Agreement") by and between Corn Products International, Inc., a Delaware corporation (the "Company"), and _______________ (the "Executive").

         WHEREAS, the Company and the Executive have heretofore entered into the Severance Agreement;

         WHEREAS, the Board of Directors of the Company has determined that modifying the definition of "Change in Control" in the Severance Agreement is in the best interests of the Company and its stockholders; and

         WHEREAS, the Company and the Executive desire to amend the Severance Agreement as set forth below;

         NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

         Section 1(i) of the Severance Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

         (i)  For purposes of this Agreement, a "Change in Control" shall mean:
(1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 15% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 15% or more


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of the Outstanding Common Stock or 15% or more of the Outstanding Voting
Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;
(2) individuals who, as of the beginning of any consecutive two-year period constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who subsequently becomes a director of the Company and whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;
(3) the consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"): excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 15% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or (4) the consummation of a plan of complete liquidation or dissolution of the Company.
                                   * * * * *

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     IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.




                                      CORN PRODUCTS INTERNATIONAL, INC.


                                      By:
                                         ---------------------------------------
                                         James J. Hirchak, Vice President,
                                         Human Resources





                                      EXECUTIVE
                                               ---------------------------------